   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1996

                                                    REGISTRATION NO. 333-
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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                             REGISTRATION STATEMENT

                                  ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             MICROSOFT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        WASHINGTON                                                  91-1144442
               (STATE OR OTHER JURISDICTION                                       (IRS EMPLOYER
            OF INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)

                               ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                            ROBERT A. ESHELMAN, ESQ.
                               ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                  RICHARD B. DODD, ESQ.                                     ANDREW D. SOUSSLOFF, ESQ.
                  PRESTON GATES & ELLIS                                        SULLIVAN & CROMWELL
                   5000 COLUMBIA CENTER                                          125 BROAD STREET
                     701 FIFTH AVENUE                                     NEW YORK, NEW YORK 10004-2498
              SEATTLE, WASHINGTON 98104-7078

                        CALCULATION OF REGISTRATION FEE

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

                                                                                         PROPOSED
                                                                                          MAXIMUM
                                TITLE OF EACH CLASS                                      AGGREGATE         AMOUNT OF
                                OF SECURITIES TO BE                                      OFFERING        REGISTRATION
                                     REGISTERED                                          PRICE(1)           FEE(4)
------------------------------------------------------------------------------------ ----------------- -----------------
2 3/4% Convertible Exchangeable Principal-Protected Preferred Shares, Series A......       $100              $1.00
2 3/4% Convertible Subordinated Notes due 1999(2)...................................        N/A               N/A
Common Shares(3)....................................................................        N/A               N/A
  ----------------------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Also being registered is such indeterminate principal amount of 2 3/4% Convertible Subordinated Notes due 1999 (the "Convertible Notes") as may be issuable upon or in connection with the exchange of the 2 3/4% Convertible Exchangeable Principal-Protected Preferred Shares, Series A (the "Series A Preferred Shares") being registered. No additional consideration will be received upon the issuance of the Convertible Notes and, therefore, no registration fee payment is required pursuant to Rule 457(i).
(3) Also being registered are such indeterminate number of Common Shares as may be issuable upon or in connection with the conversion of the Series A Preferred Shares or the Convertible Notes being registered. No additional consideration will be received upon the issuance of the Common Shares and, therefore, no registration fee payment is required pursuant to Rule 457(i).
(4) $261,364 has been paid previously in connection with the Registrant's Registration Statement on Form S-3 (Commission File No. 333-17143); $41,667 has been paid previously in connection with the Registrant's Registration Statement on Form S-3 Commission File No. 333-18055.
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-17143.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

        INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3. The contents of the Registrant's Registration Statement on Form S-3 (Commission File No. 333-17143), as amended as of the date hereof, are incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on December 18, 1996.

                                          MICROSOFT CORPORATION

                                                   /s/ WILLIAM H. GATES

                                          --------------------------------------
                                                    William H. Gates,
                                            Chairman; Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 18, 1996 by the following persons in the capacities indicated.

               SIGNATURES                              TITLE
----------------------------------------  --------------------------------
                       *                  Vice President, Finance; Chief
----------------------------------------    Financial Officer (Principal
            Michael W. Brown                Financial and Accounting
                                            Officer)
         /s/         WILLIAM H.           Chairman, Chief Executive
                 GATES                      Officer, Director (Principal
----------------------------------------    Executive Officer)
            William H. Gates
                   *                      Director
----------------------------------------
             Paul G. Allen
                   *                      Director
----------------------------------------
             Jill E. Barad
                   *                      Director
----------------------------------------
          Richard A. Hackborn
                   *                      Director
----------------------------------------
           David F. Marquardt

               SIGNATURES                              TITLE
----------------------------------------  --------------------------------
                   *                      Director
----------------------------------------
           Robert D. O'Brien

                   *                      Director
----------------------------------------
          William G. Reed, Jr.

                   *                      Director
----------------------------------------
             Jon A. Shirley

*By /s/     WILLIAM H. GATES
----------------------------------------
            William H. Gates
            Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT NO.                              DESCRIPTION                              PAGE OR FOOTNOTE
-----------   ------------------------------------------------------------------  ----------------
     1.1      Underwriting Agreement............................................          (1)
     3.1      Restated Articles of Incorporation................................          (1)
     3.2      Bylaws............................................................          (2)
     4.1      Form of Amendment to the Registrant's Restated Articles of
              Incorporation designating the rights and preferences with respect
              to the Series A Preferred Shares..................................          (1)
     4.2      Form of Indenture with respect to the 2 3/4% Convertible
              Subordinated Notes due 1999.......................................          (1)
     5.1      Opinion of Preston Gates & Ellis..................................
     8.1      Opinion of Preston Gates & Ellis..................................
    12.1      Computation of Ratio of Earnings to Fixed Charges.................          (1)
    13.1      Quarterly and Market Information Incorporated by Reference to Page
              28 of 1996 Annual Report to Shareholders ("1996 Annual Report")...          (3)
    13.2      (Intentionally Omitted)...........................................
    13.3      Management's Discussion and Analysis of Financial Condition and
              Results of Operations Incorporated by Reference to Pages 16-19,
              22, and 23 of 1996 Annual Report..................................          (3)
    13.4      Financial Statements Incorporated by Reference to Pages 1, 15, 20,
              21, 24-29, and 31 of 1996 Annual Report...........................          (3)
    23.1      Consent of Deloitte & Touche LLP..................................
    23.2      Consent of Preston Gates & Ellis..................................          (4)
    24.1      Power of Attorney.................................................          (1)
    25.1      Statement of Eligibility of Trustee...............................          (1)

---------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form S-3 (Commission File No. 333-17143).

(2) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.

(3) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.

(4) Contained within Exhibit 5.1.